Exhibit 99.1

MeridianLink® Announces Executive Leadership Additions and Promotions to Accelerate Growth and Innovation

•Sean Blitchok named Chief Financial Officer
•Chris Maloof named President, Go-to-Market
•Devesh Khare named Chief Product Officer
•Elizabeth Rieveley named Chief People Officer

Costa Mesa, Calif., June 16, 2022 – MeridianLink, Inc.® (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies (CRAs), today announced key additions to its executive leadership team, designed to drive further growth, accelerate innovation, and expand the organization’s award-winning culture.

“Our company continues to deliver on our strategic growth initiatives as we provide an expanding list of customers and partners with better innovation through our platforms and services,” said Nicolaas Vlok, CEO of MeridianLink. “Infusing Sean’s experience in scaling successful companies with Chris’ focus on go-to-market and Devesh’s proven history of product innovation while adding Elizabeth’s track record of building award-winning teams means we have the right team at the right time to propel our acceleration across the business. Adding these leaders to our already outstanding team will enable me to better focus on new ways to advance our company initiatives and scale the business.”

The growth MeridianLink has experienced over the last several years has been fueled by supporting its customers' digital transformation initiatives with solutions that address nearly all categories of consumer lending, while broadening its offerings to serve additional markets.
“On behalf of the entire board, I would like to congratulate and welcome these seasoned leaders to their new roles at the company,” said Paul Zuber, MeridianLink’s chair of the board. “Their combined experiences scaling many successful companies, and their energy for the opportunities ahead will only serve to ignite more innovation and growth at MeridianLink while building upon a world-class team and culture.”

The following changes are effective immediately, unless otherwise noted.

Chief Financial Officer: Sean Blitchok joined the company on June 13 as its new Chief Financial Officer. Mr. Blitchok brings more than 20 years of global financial leadership experience with public companies to the role. His work spans corporate finance, operations, shared services, product, risk management, accounting and reporting, strategic planning, and mergers and acquisitions (M&A). A senior technology finance executive, Mr. Blitchok has held leadership roles at Salesforce.com, BlackLine, Hewlett-Packard, and Honeywell International. At Salesforce.com, he served as VP Finance and Strategy, leading finance for a business unit with more than 15,000 people and managing approximately $6 billion in revenue.

President, Go-to-Market (GTM): Chris Maloof has been appointed as President, Go-to-Market. Reporting directly to MeridianLink CEO Nicolaas Vlok, Mr. Maloof will oversee MeridianLink’s Sales, Marketing, Partner, and Product Management organizations. Over the last three years, Mr. Maloof has been essential to the company’s growth enabling the company to launch multiple products, target and acquire strategic acquisitions, expand the partner marketplace, and accelerate GTM.

Mr. Maloof joined MeridianLink in 2019 after holding roles across a broad range of functional and GM responsibilities for several leading enterprise SaaS companies focused on enabling customer revenue growth through consumer acquisition. In his expanded role, he will leverage the deep expertise developed during his time with the company and his extensive operating experience to increase the organization's capacity for strategic initiatives.

Chief Product Officer: Devesh Khare has been promoted to Chief Product Officer, the role previously held by Mr. Maloof. Mr. Khare joined the company in 2020 as Vice President of Product Management. In his new role, he will oversee the ongoing development and expansion of the MeridianLink One multi-product platform, as well as other solutions serving MeridianLink’s broad customer base. Since joining MeridianLink, Mr. Khare has led portfolio and market expansions through multiple acquisitions, product expansion into adjacent markets, and has been integral in the launch and success of MeridianLink One.

Prior to joining MeridianLink, he served as head of product, wage payments at ADP, where he was responsible for defining product vision and expansion strategy for fintech products.

Chief People Officer: Elizabeth Rieveley joined the organization earlier this year. With more than 15 years in Human Resources, Ms. Rieveley is an experienced senior leader with a people-first focus. Throughout her career, she has created programs that ensure organizational benefits, rewards, and operations support employee growth and development. This in turn has led to growing and fostering company cultures that promote the organization’s overall success. She most recently served as Executive Vice President of Human Resources at SMS Assist. Prior to that, she scaled HR, benefits, and total rewards programs at several organizations, including Mérieux NutriSciences, Chicago’s Museum of Science and Industry, and Mesirow Financial.

About MeridianLink

MeridianLink® (NYSE: MLNK) is a leading provider of cloud-based software solutions for financial institutions, including banks, credit unions, mortgage lenders, specialty lending providers and consumer reporting agencies. Headquartered in Costa Mesa, California, MeridianLink provides services to more than 1,900 customers, including a majority of the financial institutions on Forbes’ 2021 lists of America’s Best Credit Unions and Banks. Further information can be found at www.meridianlink.com.

Forward-Looking Statements

This release contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding executive leadership changes. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and our other SEC filings. Any forward-looking statement contained herein or provided on the related conference call is based on reasonable assumptions as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:
Becky Frost
(714) 784-5839
becky.frost@meridianlink.com

Investor Relations Contact:
Erik Schneider
(714) 332-6357
InvestorRelations@meridianlink.com